Exhibit 32.2
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
      In connection with the Annual Report of Independence Community Bank Corp. (the “Company”) on Form 10-K for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frank W. Baier, Executive Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frank W. Baier

Frank W. Baier
Executive Vice President,
Chief Financial Officer,
Treasurer and Principal Accounting Officer
March 11, 2005
      A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Independence Community Bank Corp. and will be retained by Independence Community Bank Corp. and furnished to the Securities and Exchange Commission or its staff upon request.